SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                               ______________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                   INTERNATIONAL PAPER CAPITAL TRUST III
                        INTERNATIONAL PAPER COMPANY
    ------------------------------------------------------------------------
      (Exact Name of Registrant as specified in its Charter)

            DELAWARE                                APPLIED FOR
            NEW YORK                                13-0872805
    ----------------------------        ------------------------------------
      (State of Incorporation or        (I.R.S. Employer Identification No.)
          Organization

     c/o INTERNATIONAL PAPER COMPANY
        TWO MANHATTANVILLE ROAD
          PURCHASE, NEW YORK                         10577
     ---------------------------        -----------------------------------
         (Address of principal                    (Zip Code)
          executive offices)

 If this Form relates to the            If this Form relates to the
 registration of a class of debt        registration of a class of
 securities and is effective            debt securities and is to
 upon filing pursuant to General        become effective simultaneously
 Instruction A(c)(1) please             with the effectiveness of a
 check the following box.( )            concurrent registration statement
                                        under the Securities Act of 1933
                                        pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box.( )

 Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class            Name of Each Exchange on which
      to be so Registered            Each Class is to be Registered
      -------------------            ------------------------------

    77/8% CAPITAL SECURITIES         NEW YORK STOCK EXCHANGE
    issued by International
    Paper Capital Trust III
    (and the Guarantee by
    International Paper
    Company with respect
    thereto)

 Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
 ---------------------------------------------------------------------------
                              (Title of Class)




               INFORMATION REQUIRED IN REGISTRATION STATEMENT

 Item 1.  Description of Registrant's Securities to be Registered.

           The class of securities to be registered hereby consist of the 77/8% Capital Securities (the "Capital Securities"), representing undivided beneficial interests in the assets of International Paper Capital Trust III, a statutory business trust created under the laws of the State of Delaware (the "Trust") together with the Capital Securities Guarantee (the "Guarantee") by International Paper Company (the "Company"), a New York corporation, in favor of the holders of the Capital Securities.

           For a description of the Capital Securities, reference is made to the information set forth in the prospectus dated September 10, 1998, under the heading "Description of the Trust Capital Securities and Trust Guarantees" in the Registration Statement on Form S-3 (Registration No. 333-62661) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on September 1, 1998 under the Securities Act of 1933, as amended (the "Act") and the information set forth in the prospectus supplement dated September 17, 1998 under the headings "Description of Capital Securities," "Description of Guarantee" and "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee" filed with the Commission pursuant to Rule 424(b) on September 21, 1998, which descriptions are incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the terms of the Capital Securities have been filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and are incorporated by reference into this Registration Statement on Form 8-A.

 Item 2. Exhibits.

 2.1 Certificate of Trust of International Paper Trust III (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

 2.2 Amended and Restated Declaration of Trust dated September 24, 1998 used in connection with the issuance of Capital Securities
      (incorporated herein by reference to Exhibit 4.11 to the Company's Current Report on Form 8-K dated September 24, 1998).

 2.3 Indenture for Subordinated Debt Securities ("Indenture"), dated as of September 15, 1998, between the Company and The Bank of New York, as indenture trustee (incorporated herein by reference to Exhibit 4.5 to the Company's Current Report on Form 8-K dated September 24, 1998).

 2.4 First Supplemental Indenture to the Indenture, dated as of September 24, 1998 (incorporated herein by reference to Exhibit 4.15 to the Company's Current Report on Form 8-K dated September 24, 1998).

 2.5  Form of Capital Security (included in Exhibit 2.2).

 2.6 Capital Securities Guarantee Agreement, dated as of September 24, 1998 (incorporated herein by reference to Exhibit 4.12 to the Company's Current Report on Form 8-K dated September 24, 1998).



                                 SIGNATURES


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  INTERNATIONAL PAPER CAPITAL TRUST III


 Dated:  September 29, 1998       By: /s/  Robert C. McPhillips
                                      -------------------------------------
                                      Name:  Robert C. McPhillips
                                      Title: Regular Trustee


                                  By: /s/  Roger P. Becker
                                      -------------------------------------
                                      Name: Roger P. Becker
                                     Title: Regular Trustee


                                  By: /s/  Virginia A. Lane
                                     --------------------------------------
                                     Name: Virginia A. Lane
                                     Title: Regular Trustee


                                  INTERNATIONAL PAPER COMPANY,
                                    Sponsor of the registrant and Guarantor
                                    under the Guarantee


                                  By: /s/  James W. Guedry
                                     -------------------------------------
                                     Name: James W. Guedry
                                     Title: Vice President, Associate
                                            General Counsel and Secretary